Ex. (e)
AMENDED AND RESTATED
DISTRIBUTION AGREEMENT
July 1, 2009
Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104
Ladies and Gentlemen:
     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, SCHWAB CAPITAL TRUST (the “Trust”), a Massachusetts business trust, has agreed that CHARLES SCHWAB & CO., INC. (the “Distributor”), a corporation organized under the laws of California, shall be, for the period of this Agreement, the distributor of the units of beneficial interest of the investment portfolios of the Trust identified on Schedule A hereto (each a “Fund”, and collectively, the “Funds”), and that, pursuant to a Shareholder Servicing Plan (the “Plan”) adopted by the Trust’s Board of Trustees, the Distributor shall facilitate payments to service providers who provide services to shareholders of the Trust (“Clients”) who purchase shares of the Funds. Such units of beneficial interest are hereinafter called “Shares.”
     1. Services as Distributor.
     1.1. Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust in effect under the Securities Act of 1933, as amended.
     1.2. Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor may, in the future, be the distributor of the shares of several investment companies or series (together, “Companies”), including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor’s duties to such Companies shall not be deemed to be in conflict with its duties to the Trust under this paragraph 1.2.
     Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.
     1.3. All activities by Distributor and its partners, agents, and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation,

all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the
Securities Exchange Act of 1934.
     1.4. Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.
     1.5. Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.
     1.6. Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.
     1.7. Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.
     1.8. The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.
     1.9. The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds’ books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.
     1.10. The Trust represents to Distributor that all registration statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms “registration statement” and “prospectus” shall mean any registration statement and any prospectus and Statement of Additional Information relating to the Funds filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with the same Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor’s counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.
     1.11. The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its directors, officers and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust’s agreement to indemnify Distributor, its directors, officers or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust’s agreement to indemnify Distributor and the Trust’s representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor’s reckless disregard of its obligations and duties under this agreement. The Trust’s agreement to indemnify Distributor, its partners and employees, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against Distributor, its directors, officers or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in San Francisco, California and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its directors, officers and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust’s indemnification agreement contained in this paragraph 1.11 and the Trust’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Distributor’s benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.
     1.12. Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in San Francisco, California and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor’s part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor’s indemnity agreement contained in this paragraph 1.12.
     1.13. No Shares shall be offered by either Distributor or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10(b)(2) of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust’s prospectus, Declaration of Trust, or By-laws.
     1.14. The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:
(a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;
(b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;
(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and
(d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.
     For purposes of this section, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.
     1.15. Distributor agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.
     1.16. This agreement shall be governed by the laws of the Commonwealth of Massachusetts.
     2. Services Paying Agent.
          Pursuant to the Plan, Distributor will act as agent for the Trust to make payments, up to the amounts provided for under the Plan, to any service providers with which Distributor has entered into written agreements under the Plan.
     3. Issuance of Shares.
     The Trust reserves the right to issue, transfer or sell Shares of the Funds at net asset value (a) in connection with the merger or consolidation of the Trust or the Funds with any other investment company or the acquisition by the Trust or the Funds of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares of a Fund in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares of a Fund on a pro rata basis; (d) in connection with the issuance of Shares of a Fund pursuant to any exchange and reinvestment privileges described in any then-current prospectus of a Fund; and (e) otherwise in accordance with any then-current prospectus of the Funds.
     4. Term and Matters Relating to the Trust as a Massachusetts Business Trust.
     This agreement shall become effective as to the Trust on July 1, 2009 and, unless sooner terminated as provided herein, shall continue until two years, and thereafter shall continue automatically for successive one-year periods ending on July 1 of each successive year; provided, however, that such continuance is specifically approved at least annually by (i) the Trust’s Board of Trustees or (ii) by “vote of a majority of the outstanding Shares” (as defined below) of the Trust, and provided further, that in either event the continuance is also approved at least annually by the majority of the Trust’s Trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable on not less than sixty days’ notice by the Trust’s Board of Trustees, by “vote of a majority of the outstanding Shares” (as defined below) of the Trust or by Distributor. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). For purposes of this Agreement, the term “vote of a majority of the outstanding Shares” shall mean the approval, at a meeting of Shareholders duly called, of the lesser of (i) the holders of 67% or more of the votes present at any such meeting, if the holders of more than 50% of the outstanding votes are present or represented by proxy thereat; or (ii) the holders of more than 50% of the outstanding votes.
     The names “Schwab Capital Trust” and “Trustees of Schwab Capital Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 10, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Schwab Capital Trust” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
     5. Severability.
     If any provision of this Agreement is found by a court or agency of competent jurisdiction to be in violation of any state or federal law, rule or regulation, then the invalidity of such provision shall not affect the enforceability or validity of the remaining provisions.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.
Yours very truly,

Schwab Capital Trust

By: Name:	/s/ George M. Pereira George M. Pereira
Title:	CFO

Accepted:

Charles Schwab & Co., Inc.

By: Name:	/s/ Peter Crawford Peter Crawford
Title:	SVP

SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993

Schwab Small-Cap Index Fund	October 14, 1993

Schwab MarketTrack Growth Portfolio (formerly known as the Schwab Asset Director—High Growth Fund)	September 25, 1995

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director—Balanced Growth Fund)	September 25, 1995

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset Director—Conservative Growth Fund)	September 25, 1995

Schwab S&P 500 Index Fund	February 28, 1996

Schwab Core Equity Fund (formerly known as Schwab Analytics Fund)	May 21, 1996

Laudus International MarketMasters Fund (formerly known as Schwab International MarketMasters Fund, Schwab MarketManager International Portfolio and Schwab OneSource Portfolios—International)	September 2, 1996

Laudus U.S. MarketMasters Fund (formerly known as Schwab U.S. MarketMasters Fund, Schwab MarketManager Growth Portfolio and Schwab OneSource Portfolios—Growth Allocation)	October 13, 1996

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund, Laudus Balanced MarketMasters Fund, Schwab Balanced MarketMasters Fund, Schwab MarketManager Balanced Portfolio and Schwab OneSource Portfolios—Balanced Allocation)
October 13, 1996

Laudus Small-Cap MarketMasters Fund (formerly known as Schwab Small—Cap MarketMasters Fund, Schwab MarketManager Small Cap Portfolio and Schwab OneSource Portfolios—Small Company)	August 3, 1997

Schwab Institutional Select S&P 500 Fund (formerly known as Institutional Select S&P 500 Fund)	October 28, 1998

Schwab Total Stock Market Index Fund	April 15, 1999

Fund	Effective Date
Schwab Financial Services Fund (formerly known as Financial Services Focus Fund)	May 15, 2000

Schwab Health Care Fund (formerly known as Health Care Focus Fund)	May 15, 2000

Schwab Hedged Equity Fund	August 6, 2002

Schwab Small—Cap Equity Fund	May 19, 2003

Schwab Dividend Equity Fund	September 23, 2003

Schwab Premier Equity Fund	November 16, 2004

Schwab Target 2010 Fund	May 24, 2005

Schwab Target 2015 Fund	November 12, 2007

Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007

Schwab Target 2030 Fund	May 24, 2005

Schwab Target 2035 Fund	November 12, 2007

Schwab Target 2040 Fund	May 24, 2005

Schwab Retirement Income Fund	May 24, 2005

Schwab Large Cap Growth Fund	August 9, 2005

Schwab Fundamental US Large Company Index Fund	February 28, 2007

Schwab Fundamental US Small-Mid Company Index Fund	February 28, 2007

Schwab Fundamental International Large Company Index Fund	February 28, 2007

Schwab Fundamental Emerging Markets Index Fund	November 12, 2007

Schwab Fundamental International Small-Mid Company Index Fund	November 12, 2007

Schwab Monthly Income Fund—Moderate Payout	February 25, 2008

Fund	Effective Date
Schwab Monthly Income Fund—Enhanced Payout	February 25, 2008

Schwab Monthly Income Fund—Maximum Payout	February 25, 2008

Schwab Capital Trust

By:	/s/ George M. Pereira

Name:	George M. Pereira
Title:	CFO

Charles Schwab & Co., Inc.

By: Name:	/s/ Peter Crawford Peter Crawford
Title:	SVP
Dated as of July 1, 2009